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[LETTERHEAD]


TO:       BRE Properties, Inc. ("Counterparty")
          Attn: Leroy Carlson
          Rapidfax:  (415) 445-6505

FROM: Bank of America National Trust and Savings Association ("BofA") 185 Berry Street
          San Francisco, CA  94107
          Derivatives Products Operations
          Phone No.:  (415) 624-1111
          Rapidfax No.:  (415) 624-1101

DATE:     September 4, 1996

RE:       USD 50,000,000.00 Treasury Lock Swap Transaction

Dear Sir/Madam:


     This Confirmation supersedes and replaces in its entirety our previous Confirmation rapifax dated September 3, 1996.

     The purpose of this letter agreement ("Confirmation") is to confirm the terms and conditions of the swap transaction entered into between us on the Trade Date specified below (the "Transaction"). This Transaction shall be governed by the Particular Terms and by the General Terms, each of which are set forth below. Expressions used in the Particular Terms which are not defined therein which are defined in the General Terms shall have the meaning provided in the General Terms.

     THIS FACSIMILE TRANSMISSION WILL BE THE ONLY WRITTEN COMMUNICATION REGARDING THIS SWAP TRANSACTION. However, should you have an internal requirement for confirmations with an original signature, we request that you sign and return this Confirmation by facsimile, whereupon, we will add an original signature to the fully executed Confirmation, and forward it to you by mail.

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A.   PARTICULAR TERMS

     The Particular Terms of this Transaction are as follows:

     Notional Amount:              US$ 50 million

     Trade Date:                   August 29, 1996

     Determination Date:           June 30, 1997,
                                   2:00 p.m. New York time

     Payment Date:                 July 2, 1997

     Reference Treasury:           The then current United States Government
                                   10-Year Treasury Note

     Fixed Yield:                  7.050%

     If the Floating Yield
     is more than Fixed Yield:     BofA pays the Payment Amount to
                                   Counterparty

     If the Floating Yield
     is less than Fixed Yield:     Counterparty pays the Payment Amount to BofA

     The "PAYMENT AMOUNT" shall mean an amount equal to the product of (a) the Notional Amount (expressed in units of one million dollars) multiplied by
     (b) the Dollar Value of One Basis Point per Million Dollars Face Amount multiplied by (c) the difference (expressed in units of basis points, a "basis point" being 1/100th of one percent) between the Floating Yield and the Fixed Yield.

     The "FLOATING YIELD" shall mean the yield to maturity of the Reference Treasury, as calculated using standard calculation methods published by the Securities Industry Association for the Reference Treasury, based on the price which BofA determines on the Determination Date as the price at which the Reference Treasury could be purchased in the U.S. Government securities market for settlement in New York on the Payment Date.

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     The "DOLLAR VALUE OF ONE BASIS POINT PER MILLION DOLLARS FACE AMOUNT" means the change in price, as determined by BofA according to its standard methods, which would occur for one million dollars in face amount of the Reference Treasury, if the yield to maturity were to change by one basis point (one "basis point" being 1/100th of one percent).

B.   GENERAL TERMS


     1. PAYMENT. The parties hereto agree that the Payment Amount shall be paid in accordance with the Particular Terms. The payment to be made pursuant hereto shall be made not later than 4:00 P.M. (New York City time) on the Payment Date to the account of the party entitled to receive such payment, as specified below.

     2. TRANSFER. Neither this Confirmation nor the agreement nor Transaction evidenced hereby nor any interest or obligation herein or hereunder may be transferred by either party without the prior written consent of the other party. Any transfer or attempted transfer without such consent shall be void.

     3. EVENTS OF DEFAULT. The occurrence of any of the following events with respect to a party before final payment of all obligations of that party hereunder shall be an Event of Default with respect to that party (the "Defaulting Party"):

     (a) the party fails to make any payment hereunder within one New York Banking Day after written notice of nonpayment from the other party; or

     (b) any representation or warranty made by the party herein shall prove to have been false or misleading in any material respect as at the time it was made, given or reaffirmed; or

     (c) the party commences any case, proceeding or other action (1) which seeks, under any existing or future law of any jurisdiction (domestic or foreign), relating to bankruptcy, insolvency, reorganization or other relief of debtors, to have an order for relief entered with respect to the party, or seeking to have itself adjudicated as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution or composition or other relief under bankruptcy or insolvency law with respect to it or its debts or (2) which seeks appointment of a receiver, trustee, custodian, conservator or other similar official for the party or for all or any substantial part of its assets; or

                                     Page 3

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     (d) there is commenced against the party any case, proceeding or other action of a nature referred to in clause (c) hereof which (1) results in the entry of an order for relief or any such adjudication or appointment with respect to the party or any of its assets or (2) remains undismissed, unstayed, undischarged or unbonded for a period of 30 days; or

     (e) the party makes a general assignment for the benefit of its creditors;
     or

     (f) there is commenced against the party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which case, proceeding or other action results in the entry of an order for any such relief which is vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or

     (g) the party takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses
     (c) through (f) hereof; or

     (h) the party generally does not, or shall admit in writing its inability to, pay its debts as they become due; or

     (i) any loan indebtedness of the party in an amount not less than $50,000,000 shall have become payable before the due date thereof as a result of acceleration of maturity caused by the occurrence of any event of default thereunder or if any other such loan indebtedness shall not be repaid at maturity, as extended by any applicable grace period specified in the contracts or agreements constituting such loan indebtedness.

     4.   REMEDIES UPON EVENT OF DEFAULT.

     (a) If, at any time before the Payment Date, an Event of Default occurs with respect to the Defaulting Party and is then continuing, the other party (the "Non-Defaulting Party") shall have the right, by written notice sent to the Non-Defaulting Party before the Payment Date, to terminate the Transaction on a date specified in such notice (the "Early Termination Date"), which shall be no earlier than the date such notice is sent and no later than the day before the Payment Date. Upon such notice, the obligations of the parties to make payment of the Payment Amount shall terminate as of the Early Termination Date (whether or not the Event of Default is then continuing), and, in lieu thereof, an Early Termination Amount shall become due and payable as of the Early Termination Date. The Early Termination Amount shall be determined, in good faith, by the Non-Defaulting Party as follows:

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          (i) The Non-Defaulting Party shall determine the amount it would be required to pay to a creditworthy third party (expressed as a positive amount), or the amount such a creditworthy third party would be willing to pay the Non-Defaulting Party (expressed as a negative amount), in either case, as of the Early Termination Date, in consideration of an agreement between the third party and the Non-Defaulting Party which would create payment obligations between the Non-Defaulting Party and the third party economically equivalent to the payment obligations hereunder (in the absence of early termination) between the Non-Defaulting Party and the Defaulting Party.

          (ii) If the Early Termination Amount is a positive number, it shall become due and payable by the Defaulting Party to the Non-Defaulting Party as of the Early Termination Date. If the Early Termination Date is a negative number, the absolute value thereof shall become due and payable by the Non-Defaulting Party to the Defaulting Party, as of the Early Termination Date.

     (b) In all circumstances where an Early Termination Date has not been designated pursuant to clause (a) hereinabove, the Payment Amount shall become due and payable as of the Payment Date, as provided by Section 1 above.

     (c) The Payment Amount, from and after the Payment Date, or the Early Termination Amount, from and after the Early Termination Date, as the case may be, shall bear interest until paid in full at the rate of one per cent per annum plus the rate certified by the party entitled to receive the payment as its cost (without proof of any actual cost) if it were to fund the relevant amount. In addition, the Defaulting Party shall indemnify and hold harmless the Non-Defaulting Party upon demand for all reasonable attorney's fees (including allocated costs of in-house counsel) and out-of-pocket expenses incurred by the Non-Defaulting Party by reason of the enforcement and protection of its rights hereunder.

     5. REPRESENTATIONS. Each of the parties hereby represent and warrant to each other as follows:

     (a) It is validly organized and existing under the laws of the jurisdiction of its incorporation.

     (b) Its execution, delivery and performance of this Agreement are within its corporate or organizational powers, have been and remain duly authorized and do not conflict with any provision of its articles or certificate of incorporation or by-laws (or equivalent constituent documents).

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     (c) This Confirmation has been duly executed and delivered and constitutes its valid and legally binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to provisions of public order and to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (d) It is an "eligible swap participant" as defined in Part 35 of Title 17 of the U.S. Code of Federal Regulations.

     (e) It is entering into this Transaction in conjunction with its line of business or the financing of its business or as a financial intermediary.

     (f) It is not relying on any advice (whether written or oral) of the other party regarding this Transaction, other than the representations expressly made herein by the other party.

     (g) It has the capacity (either internally or through independent professional advice) to evaluate this Transaction and has made its own decision to enter into this Transaction.

     (h) It understands the terms, conditions and risks of this Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks.

     (i) It is entering into this Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

     6. ENTIRE AGREEMENT. This Confirmation constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

     7.   NOTICES.  Notices hereunder shall be given as follows:

     If to BofA:

     Bank of America
     Derivatives Products Operations #15239
     185 Berry Street
     San Francisco, CA  94107

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     If to Counterparty, at:

     BRE Properties, Inc.
     Suite 2500, Telesis Tower
     One Montgomery Street
     San Francisco  CA  94104

     Telephonic notice shall be effective when transmitted, if transmitted during normal business hours in the place of the party to whom transmitted, AND written notice and telecopy notice shall be effective when received.

     8.  Payments due hereunder shall be made to the following accounts.

     Payments to BofA:             Debit Bank of America Acct. BRE Properties
                                   ACCT. XX XXXXX-XXXXX

     Payments to Counterparty:     Credit Bank of America Acct. BRE Properties
                                   ACCT. XX XXXXX-XXXXX

     9. GOVERNING LAW. This Confirmation shall be governed by and construed in accordance with the law of the State of New York without reference to choice of law doctrines.

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     IN WITNESS WHEREOF, the parties hereto have caused this Confirmation to be executed by their duly authorized officers as of the date specified on the first page hereof.


BRE Properties, Inc. ("Counterparty")


By:       /s/ L.E. Carlson
     -------------------------
Name:     L.E. CARLSON
     -------------------------
Title:  EVP
      ------------------------



BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA")


By:       /s/ Joseph B. Fuqua
     -------------------------
Name:     Joseph B. Fuqua
     -------------------------
Title:    Vice President
      ------------------------


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